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                                                                     EXHIBIT 4.1

                              XIOTECH CORPORATION

                              AMENDED AND RESTATED

                             1996 STOCK OPTION PLAN

     1. Purpose of the Plan. The purposes of this Stock Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to such individuals, and to promote the success of the Company's business by aligning employee financial interests with the creation of shareholder value.

     Options granted hereunder may be either Incentive Stock Options or Nonqualified Stock Options, at the discretion of the Board and as reflected in the terms of the written option agreement.

     2.  Definitions.  As used herein, the following definitions shall apply:

         (a) "Board" shall mean the Committee, if such Committee has been appointed, or the Board of Directors of the Company, if such Committee has not been appointed.

         (b) "Change in Control" shall mean any of the following events: (i) any third person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, shall become the beneficial owner of shares of the Company with respect to which 60% or more of the total number of votes for the election of the Board may be cast, or (ii) as a result of, or in connection with, the exercise of any contractual rights by any person, the persons who were directors of the Company shall cease to constitute a majority of the Board; provided, however, that the occurrence of any such events shall not be deemed a Change in Control if, prior to such occurrence, a resolution specifically approving such occurrence shall have been adopted by at least a majority of the Board.

         (c)  "Code" shall mean the Internal Revenue Code of 1986, as amended.

         (d) "Committee" shall mean the Committee appointed by the Board of Directors in accordance with paragraph (a) of Section 4 of the Plan, if one is appointed; provided, however, if the Board of Directors appoints more than one Committee pursuant to Section 4, then "Committee" shall refer to the appropriate Committee, as indicated by the context of the reference.

         (e)  "Common Stock" shall mean the common stock of the Company.

         (f) "Company" shall mean XIOtech Corporation, a Minnesota corporation, and any successor thereto.

         (g) "Continuous Status as an Employee" shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of sick leave, maternity leave, infant care leave, medical emergency leave, military leave, or any other leave of absence authorized in writing by an officer of the Company prior to its commencement.
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         (h)  "Employee" shall mean any person, including officers, employed by the Company or any Parent or Subsidiary of the Company.

         (i) "Incentive Stock Option" shall mean any Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

         (j) "Nonqualified Stock Option" shall mean an Option not intended to qualify as an Incentive Stock Option.

         (k)  "Option" shall mean a stock option granted pursuant to the Plan.

         (l)  "Optioned Stock" shall mean the Common Stock subject to an Option.

         (m)  "Optionee" shall mean an Employee who receives an Option.

         (n) "Outside Director" shall have the same meaning as defined or interpreted for purposes of Section 162(m) of the Code.

         (o) "Parent" shall mean a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

         (p) "Plan" shall mean this 1996 Stock Option Plan, including any amendments thereto.

         (q) "Share" shall mean one share of Common Stock, as adjusted in accordance with Section 11 of the Plan.

         (r) "Subsidiary" shall mean a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

     3. Stock Subject to the Plan. Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of shares which may be optioned and sold under the Plan is 1,000,000 shares of Common Stock. The Shares may be authorized but unissued, or reacquired Common Stock.

     If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan.

     4.  Administration of the Plan.

         (a) Procedure. The Plan shall be administered by the Board of Directors of the Company.

             (1) The Board of Directors may appoint one or more Committees each consisting of not less than two members of the Board of Directors to administer the Plan on behalf of the Board of Directors, subject to such terms and conditions as the Board of Directors may prescribe.

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Once appointed, such Committees shall continue to serve until otherwise directed by the Board of Directors.

             (2) Subject to the foregoing subparagraph (1), from time to time the Board of Directors may increase the size of the Committee(s) and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, or fill vacancies however caused.

         (b) Powers of the Board. Subject to the provisions of the Plan, the Board shall have the authority, in its discretion: (i) to grant Incentive Stock Options or Nonqualified Stock Options; (ii) to determine, in accordance with
Section 8(b) of the Plan, the fair market value of the Common Stock; (iii) to determine, in accordance with Section 8(a) of the Plan, the exercise price per share of Options to be granted; (iv) to determine the Employees to whom, and the time or times at which, Options shall be granted and the number of Shares to be represented by each Option; (v) to interpret the Plan; (vi) to prescribe, amend, and rescind rules and regulations relating to the Plan; (vii) to determine the terms and provisions of each Option granted (which need not be identical) and, with the consent of the holder thereof, modify or amend each Option; (viii) to accelerate or defer (with the consent of the Optionee) the exercise date of any Option; (ix) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Board; and (x) to make all other determinations deemed necessary or advisable for the administration of the Plan.

         (c) Effect of Board's Decision. All decisions, determinations, and interpretations of the Board shall be final and binding on all Optionees and any other holders of any Options granted under the Plan.

     5.  Eligibility.

         (a) Options may be granted only to Employees. Directors are not eligible to participate in the Plan unless they are full-time Employees.

         (b) Each Option shall be designated in a written option agreement as either an Incentive Stock Option or a Nonqualified Stock Option. However, notwithstanding such designations, to the extent that the aggregate fair market value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company) exceeds $100,000, such Options shall be treated as Nonqualified Stock Options.

         (c) For purposes of Section 5(b), Options shall be taken into account in the order in which they were granted, and the fair market value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

         (d) Nothing in the Plan or any Option granted hereunder shall confer upon any Optionee any right with respect to continuation of employment with the Company, nor shall it interfere in any way with the Optionees right or the Company's right to terminate the employment relationship at any time, with or without cause.

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     6.  Term of Plan.  The Plan shall become effective March 1, 1996 following adoption by the Board. It shall continue in effect until February 28, 2006, unless sooner terminated under Section 14 of the Plan.

     7. Term of Option. The term of each Option shall be no more than ten (10) years from the date of grant. However, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be no more than five (5) years from the date of grant.

     8.  Exercise Price and Consideration.

         (a) The per Share exercise price under each Option shall be such price as is determined by the Board, subject to the following:

             (1)  In the case of an Incentive Stock Option

                  (i) granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the fair market value per Share on the date of grant.

                 (ii) granted to any other Employee, the per Share exercise price shall be no less than 100% of the fair market value per Share on the date of grant.

             (2) In the case of a Nonqualified Stock Option the per Share exercise price may be less than, equal to, or greater than the fair market value per Share on the date of grant.

         (b) The Board of Directors shall determine the fair market value of the Company's Common Stock.

         (c) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Board at the time of grant and may consist of cash and/or check.

         (d) Prior to issuance of the Shares upon exercise of an Option, the Optionee shall pay to the Company the amount of any federal, state, and local withholding due as a result of the exercise of the Option.

     9.  Exercise of Option.

         (a) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Board at the time of grant, and as shall be permissible under the terms of the Plan.

                 (i) An Option may not be exercised for less than 100 Shares, unless the number of shares remaining under the Option is less than 100.

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                 (ii) An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 8(c) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. In the event that the exercise of an Option is treated in part as the exercise of an Incentive Stock Option and in part as the exercise of a Nonqualified Stock Option, the Company shall issue a stock certificate evidencing the Shares treated as acquired upon the exercise of an Incentive Stock Option and a separate stock certificate evidencing the Shares treated as acquired upon the exercise of a Nonqualified Stock Option, and shall identify each such certificate accordingly in its stock transfer records. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Plan.

                 (iii) Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

         (b) Termination of Status as Employee. In the event of termination of an Optionee's Continuous Status as an Employee, such Optionee may exercise stock options to the extent exercisable on the date of termination. Such exercise must occur within three (3) months (or such shorter time as may be specified in the grant), after the date of such termination (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement). To the extent that the Optionee was not entitled to exercise the Option at the date of such termination, or does not exercise such Option within the time specified herein, the Option shall terminate.

         (c) Disability of Optionee. Notwithstanding the provisions of Section 9(b) above, in the event of termination of an Optionee's Continuous Status as an Employee as a result of total and permanent disability (i.e., the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of twelve (12) months), the Optionee may exercise the Option, but only to the extent of the right to exercise that would have accrued had the Optionee remained in Continuous Status as an Employee for a period of twelve (12) months after the date on which the Employee ceased working as a result of the total and permanent disability. Such exercise must occur within twelve (12) months (or such shorter time as is specified in the grant) from the date on which the Employee ceased working as a result of the total and permanent disability (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement). To the extent that the Optionee was not entitled to exercise such Option within the time specified herein, the Option shall terminate.

         (d) Death of Optionee. Notwithstanding the provisions of Section 9(b) above, in the event of the death of an Optionee who is at the time of death an Employee of the Company, the Option may be exercised, at any time within twelve
(12) months following the date of death (but in

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no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the right to exercise that would have accrued had the Optionee continued living and remained in Continuous Status as an Employee as of the date of death.

         (e) Board Authority to Extend Exercise Period. Notwithstanding anything in this Section 9 to the contrary, the Board shall have the authority, in its sole discretion, to extend the exercise period of any Option beyond the periods set forth in this Section 9 (but in no event later than the date of expiration of the term of such Option set forth in the Option Agreement) provided that in the event of an Incentive Stock Option, the Board first obtains the consent of the Optionee to such extension of the exercise period.

     10. Non-Transferability of Options. The Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

     11.  Anti-dilution; Accelerated Vesting.

         (a) Anti-dilution. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination, or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding, and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

         (b)  Accelerated Vesting.

                 (i) Permissible Acceleration. In the event of the proposed dissolution or liquidation of the Company, each Option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise an Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable.

                 (ii) Mandatory Acceleration. Upon the occurrence of any event which results in a Change of Control of the Company, or upon the sale of all or substantially all of the assets of the Company, or the merger of the Company into another corporation, all outstanding

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Options shall become immediately exercisable and remain exercisable until the expiration date of such Options as set forth in their respective Option Agreements.

     12. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date on which the Company completes the corporate action relating to the grant of an option and all conditions to the grant have been satisfied, provided that the Board may, in its discretion, specify a retroactive effective date of grant not to exceed six (6) months from the date of the Board action. Notice of a grant shall be given to each Employee to whom an Option is so granted within a reasonable time after the determination has been made.

     13. Substitutions and Assumptions. The Board shall have the right to substitute or assume Options in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Code applies, provided such substitutions and assumptions are permitted by Section 424 of the Code and the regulations promulgated thereunder. The number of Shares reserved pursuant to Section 3 may be increased by the corresponding number of Options assumed and, in the case of a substitution, by the net increase in the number of Shares subject to Options before and after the substitution.

     14.  Amendment and Termination of the Plan.

          (a) Amendment and Termination. The Board may amend or terminate the Plan from time to time in such respects as the Board my deem advisable (including, but not limited to amendments which the Board deems appropriate to enhance the Company's ability to claim deductions related to stock option exercises); provided that, the following revisions or amendments shall require approval of or ratification by the stockholders of the Company:

              (i) any increase in the number of Shares subject to the Plan, other than in connection with an adjustment under Section 11 of the Plan; or

              (ii) if the Company has a class of equity securities registered under Section 12 of the Exchange Act at the time of such revision or amendment, any change which would require stockholder approval pursuant to Rule 16b-3 promulgated by the Securities and Exchange Commission pursuant to its authority under the Exchange Act.

              (iii)  any amendment to Section 11 hereof.

         (b) Employees in Foreign Countries. The Board shall have the authority to adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Subsidiaries may operate to assure the viability, of the benefits from Options granted to Employees employed in such countries and to meet the objectives of the Plan.

         (c) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

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     15.  Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     16. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as, shall be sufficient to satisfy the requirements of the Plan.

     17. Stockholder Approval. The Plan is subject to approval by the stockholders of the Company not later than March 1, 1997. If the Plan is not so approved by the stockholders, the Plan shall continue in effect, with any option granted thereunder being treated as a Nonqualified Stock Option.

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